SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 22, 2021

RealPage, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34846	75-2788861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Lakeside Boulevard, Richardson, Texas	75082-4305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 820-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On April 22, 2021, RealPage, Inc., a Delaware corporation (the “Company”) completed the transactions contemplated by the Agreement and Plan of Merger, dated as of December 20, 2020 (the “Merger Agreement”), by and among RealPage Holdings, LLC, a Delaware limited liability company, formerly known as Mirasol Parent, LLC, (“Parent”), Mirasol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. At the closing, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent is an affiliate of funds advised by Thoma Bravo, L.P. (“Thoma Bravo”).

Item 1.01.	Entry into a Material Definitive Agreement.

On April 22, 2021, Parent, Merger Sub, as the initial borrower, and the Company, upon consummation of the Merger, the borrower, entered into (i) that certain First Lien Credit Agreement with Goldman Sachs Bank USA, as administrative agent, collateral agent and a letter of credit issuer, the lenders from time to time party thereto, and the other parties from time to time party thereto (the “First Lien Credit Agreement”), which provides for a first lien term loan facility funded on April 22, 2021 in an amount equal to $2,750,000,000 and a first lien revolving credit facility with revolving credit commitments of $250,000,000 and (ii) that certain Second Lien Credit Agreement with Goldman Sachs Bank USA, as administrative agent, collateral agent and a letter of credit issuer, the lenders from time to time party thereto, and the other parties from time to time party thereto (the “Second Lien Credit Agreement”), which provides for a second lien term loan facility funded on April 22, 2021 in an amount equal to $1,000,000,000. The obligations under the First Lien Credit Agreement and the Second Lien Credit Agreement are guaranteed by certain material domestic restricted subsidiaries of the Company (subject to certain exclusions and exceptions). The obligations under the First Lien Credit Agreement are secured on a first priority basis by substantially all assets of the borrowers and guarantors (subject to certain exclusions and exceptions), and the obligations under the Second Lien Credit Agreement are secured by the same assets on a second lien priority basis. The First Lien Credit Agreement and the Second Lien Credit Agreement include representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Concurrently with the closing of the Merger, the Company repaid all loans and terminated all revolving credit commitments outstanding under the Amended and Restated Credit Agreement, dated as of September 5, 2019, by and among the Company, as borrower, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Completion of the Merger

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report is incorporated herein by reference.

On April 22, 2021, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (subject to certain exceptions), was automatically converted into the right to receive $88.75 in cash, subject to applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, each option to purchase shares of Common Stock vested and was converted into the right to receive an amount in cash equal to the product of the Merger Consideration (less the applicable exercise price) and the number of shares of Common Stock covered by such option (less applicable withholding taxes). At the Effective Time, each award of restricted Common Stock granted prior to the date of the Merger Agreement (subject to certain exceptions) was exchanged for an amount in cash, less applicable withholding taxes, equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Common Stock covered by such award immediately prior to the Effective Time (which was the maximum number of shares covered by the award in the case of any such award subject to performance based vesting conditions).

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 21, 2020, and is incorporated by reference herein.

Expected Settlement of the Convertible Notes

Concurrently with the consummation of the Merger, the Company entered into supplemental indentures with respect to each of (i) the Indenture, dated as of May 23, 2017, between the Company and Wells Fargo Bank, National Association, as trustee (as amended, supplemented or otherwise modified from time to time, the “2022 Notes Indenture” and such supplemental indenture, the “2022 Notes Supplemental Indenture”), and the Company’s 1.50% Convertible Senior Notes due 2022 issued pursuant thereto (the “2022 Notes”) and (ii) the Indenture, dated as of May 22, 2020, between the Company and U.S. Bank National Association, as trustee (as amended, supplemented or otherwise modified from time to time, including, without limitation, by the First Supplemental Indenture, dated as of May 22, 2020 (the “First Supplemental Indenture”), the “2025 Notes Indenture” and such supplemental indenture, the “2025 Notes Supplemental Indenture”), and the Company’s 1.50% Convertible Senior Notes due 2025 issued pursuant thereto (the “2025 Notes”), in each case providing that at and after the Effective Time, the right to convert each $1,000 principal amount of the 2022 Notes or the 2025 Notes, as applicable, shall be changed into a right to convert such principal amount of the 2022 Notes or the 2025 Notes, as applicable, into the transaction consideration that a holder of a number of shares of Common Stock equal to the conversion rate would have received upon completion of the Merger.

As the consummation of the Merger constitutes a make-whole fundamental change pursuant to the terms of each of the 2022 Notes Indenture and the 2025 Notes Indenture, any holder of the 2022 Notes or the 2025 Notes that converts its 2022 Notes or 2025 Notes during a period of time following consummation of the Merger will convert its 2022 Notes or 2025 Notes at an increased conversion rate in accordance with the terms of the 2022 Notes Indenture or the 2025 Notes Indenture, as applicable. As the consummation of the Merger constitutes a fundamental change under the terms of each of the 2022 Notes Indenture and the 2025 Notes Indenture, the Company also will be required to offer to repurchase the 2022 Notes and the 2025 Notes at a price equal to 100% of the principal amount of the 2022 Notes or the 2025 Notes, as applicable, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The foregoing description of the 2022 Notes Indenture, the 2022 Notes Supplemental Indenture, the 2022 Notes, the 2025 Notes Indenture, the First Supplemental Indenture, the 2025 Notes Supplemental Indenture and the 2025 Notes contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the 2022 Notes Indenture, the 2022 Notes Supplemental Indenture, the 2025 Notes Indenture, the First Supplemental Indenture and the 2025 Notes Supplemental Indenture, which are filed as Exhibits 4.1 through 4.5, respectively, to this Current Report and incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On April 22, 2021, the Company notified the NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been completed, and requested that NASDAQ suspend trading of the Common Stock on NASDAQ prior to the opening of trading on April 22, 2021. The Company also requested that NASDAQ file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Common Stock from NASDAQ and the deregistration of such Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on NASDAQ.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and the information set forth under Items 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent is an affiliate of funds advised by Thoma Bravo. The aggregate consideration of the Merger will be approximately $11.8 billion, funded by $6.88 billion in equity financing, with the remainder to be funded by third party debt facilities consisting of a $2.75 billion First Lien Term Loan, a portion of the $250 million First Lien Revolving Credit Facility (if necessary), a $1 billion Second Lien Term Loan, and deferred shareholder proceeds, cash, and proceeds from convertible hedges and call spread.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

Directors

Effective upon completion of the Merger on April 22, 2021, in accordance with the Merger Agreement, Orlando Bravo and Scott Crabill, who were the directors of Merger Sub immediately before the Effective Time, became directors of the Company. Stephen T. Winn was appointed a director of the Company, effective upon completion of the Merger.

Officers

The officers of the Company immediately prior to the Effective Time continued as officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form of the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (the “Certificate of Incorporation”). In addition, at the Effective Time, the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the Bylaws of Merger Sub as in effect immediately prior to the Effective Time (the “Bylaws”). Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

On April 22, 2021, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 20, 2020, by and among RealPage Holdings, LLC (formerly known as Mirasol Parent, LLC), Mirasol Merger Sub, Inc. and RealPage, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 21, 2020).

3.1	Amended and Restated Certificate of Incorporation of RealPage, Inc.

3.2	Amended and Restated By-laws of RealPage, Inc.

4.1	Indenture, dated as of May 23, 2017, between RealPage, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q filed by the Company on August 4, 2017).

4.2	First Supplemental Indenture, dated as of April 22, 2021, between RealPage, Inc. and Wells Fargo Bank, National Association.

4.3	Indenture, dated as of May 22, 2020, between RealPage, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on May 22, 2020).

4.4	First Supplemental Indenture, dated as of May 22, 2020, between RealPage, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Company on May 22, 2020).

4.5	Second Supplemental Indenture, dated as of April 22, 2021, between RealPage, Inc. and U.S. Bank National Association.

99.1	Press Release, dated April 22, 2021

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2021

REALPAGE, INC.

By:	/s/ Brian Shelton
Name:	Brian Shelton
Title:	Executive Vice President, Chief Financial Officer and Treasurer